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                                                                   Exhibit 4.2.3
                                   DEBENTURE

     THESE SECURITIES AND THE SHARES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

No.   CD-3                                                         US  $ 800,000
    -------                                                            ---------

                               RICH COAST, INC.

                  8% CONVERTIBLE DEBENTURE DUE JUNE 11, 2003


          THIS DEBENTURE is one of a duly authorized issue of $1,500,000 in Debentures of RICH COAST, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 8% Convertible Debentures Due June 11, 2003.

          FOR VALUE RECEIVED, the Company promises to pay to Dominion Capital Fund Ltd., the registered holder hereof (the "Holder"), the principal sum of $500,000 (US $) Dollars on June 11, 2003 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears upon the earlier of the Conversion Date, as defined below or June 11, 2003 at the rate of 8% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of paragraph 4 and paragraph 5 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock of the Company, $.001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

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          This Debenture is subject to the following additional provisions:

          1. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

          2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

          3. This Debenture has been issued subject to investment representations of the original holder hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          4. The Holder of this Debenture is entitled, at its option, to convert at any time, the principal amount of this Debenture together with the accrued interest thereon (and any other amounts due to the Holder hereunder), into shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the lesser of (i) the closing bid price of the shares of Common Stock as reported by Bloomberg, LP on the date of issuance of the Debentures (the "Fixed Conversion Price"), or (ii) seventy five (75%) of the five day average closing bid price of the Common Stock, as reported by Bloomberg, LP for the five trading days immediately preceding the applicable Conversion Date (the "Conversion Price"). Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Holder, be paid in cash or Common Stock upon conversion at the Conversion Price. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company. Facsimile delivery of the conversion notice shall be accepted

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          by the Company at telephone number (_____________; ATT: ___________).
Certificates representing Common Stock upon conversion will be delivered within ten (10) days from the Conversion Date.

          (a) In the event that the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock; (ii) subdivide the outstanding Common Stock; (iii) combine the outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then, in each case, the Fixed Conversion Price in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Fixed Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

          5. Except as otherwise provided in paragraph 9, in the event all or any portion of this Debenture remains outstanding on the Maturity Date, the unconverted portion of the Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in paragraph 4 as if the Maturity Date were the Conversion Date ("Mandatory Conversion").

          6. Except in the case of Mandatory Conversion, in no event shall the Holder be entitled to convert that amount of the Debenture in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13
(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.

          7. In the event that the Common Stock is not delivered per the written instructions of the Holder within five business days after the Conversion Date in accordance with the terms hereof , then in such event the Company shall pay to Holder one percent (1%) of the amount

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          of the Debentures being converted per each day after the tenth (10th)
business day following the Conversion Date that the certificates for the shares of Common Stock are not delivered in cash or shares of Common Stock, based upon the Conversion Price at the option of the Holder.

          (a) The Company acknowledges that its failure to deliver the certificates for the shares of Common Stock within ten (10) days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this paragraph represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the shares of Common Stock pursuant to the terms of this Debenture.

          (b) To the extent that the failure of the Company to issue the Common Stock pursuant to this paragraph 7 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this paragraph 7 shall not apply but instead the provisions of paragraph 8 shall apply.

          (c) The Company shall make the cash payment in immediately available funds or issue such shares of Common Stock incurred under this paragraph 7 within three (3) business days from the date of issuance of the applicable shares of Common Stock. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver the shares of Common Stock to the Holder within ten (10) business days after the Conversion Date.

          8. The Company shall at all times reserve and have available the number of shares of Common Stock issuable upon conversion of the Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have a sufficient number of authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default," the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available for issuance, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

          (a) The Company agrees to pay to all Holders of outstanding Debentures

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          payments for a Conversion Default ("Conversion Default Payments") in
          the amount of (N/365) x (.24) x the original principal amount plus the accrued interest thereon of the outstanding and tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send a notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments shall be paid in cash or shall be convertible into shares of Common Stock at the Conversion Price, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the calendar month following the Conversion Default Date and each month thereafter, or (ii) in the event Holder elects to take such payment in shares of Common Stock, the Holder may convert such payment amount into shares of Common Stock at the Conversion Price at anytime after the fifth day of the calendar month following the month in which the Authorization Notice was received, until the Mandatory Conversion Date.

          (b) The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

          (c) Nothing herein shall limit the Holder's right to pursue actual damages or cancel the Notice of Conversion for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

          9. In no event shall the Company be required to issue more than 20% of the number of shares of Common Stock outstanding on the date hereof (the "Maximum Number") upon the conversion of the Debentures unless the stockholders of the Company approve the issuance of additional shares of Common Stock upon the conversion of the Debentures or NASDAQ waives the requirements of Market Place Rule 4460(i)(1)(D). In the event that the Maximum Number of shares of Common Stock have been issued upon the conversion of the Debentures, and (i) NASDAQ has not waived the requirements of Market Place Rule 4460(i)(1)(D) or
(ii) the stockholders have not approved the issuance of additional shares of Common Stock, then any Debentures that remain unconverted shall, at the election of the Holder, be immediately due and payable at an amount equal

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          to 133% percent of the sum of  (i) the principal amount of the
Debentures and (ii) an amount equal to any accrued and unpaid interest thereon, within five (5) business days of the Holder's election. The Company agrees to take such corporate action as may be necessary to obtain the approval of the stockholders, including the filing of a proxy statement with the Securities and Exchange Commission within thirty (30) days of the date hereof, to issue additional shares of Common Stock upon the conversion of the Debentures. In the event that the Company does not file the proxy statement within thirty (30) days of the date hereof, the interest rate hereunder shall be increased by two (2%) percent per month from the date hereof until the preliminary proxy statement is filed.

          10. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein proscribed provided, however, the Company may prepay this Debenture in whole or in part without penalty as provided in paragraph 11. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

          11. The Company may redeem, in cash, the Debentures at any time, upon giving a redemption notice, to the Holder at a redemption price equal to 133%
of the principal amount of, plus accrued interest on, the Debentures.   Except
as provided in this Section 11 the Debentures are not redeemable or prepayable.

          12. Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Debenture exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of this Debenture, such excess shall be returned with reasonable promptness by the holder to the Company.

          13. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the

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          Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

          14. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

          15. This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

          16.  The following shall constitute an "Event of Default":

               a. The Company shall default in the payment of principal or interest on this Debenture; or

               b. The Company shall default in the performance of its obligations under the Subscription Agreement or the Security Agreement; or

               c. Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

               d. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture or the Subscription Agreement, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, the Subscription Agreement or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Subscription Agreement or
                    the    Registration Rights Agreement and any such failure
                    shall continue uncured for five (5) business days.

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               e.   The Company shall fail to perform or observe, in any
                    material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, the Subscription Agreement, the Registration Rights Agreement or the Security Agreement and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure; or

               f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

               g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

               h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

               i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five
                    (5) days prior to the date of any proposed sale thereunder;
                    or

               j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
                    (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

               k. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in

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               excess of five (5) business days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

          17. Upon an Event of Default, the interest rate hereunder shall increase from 8% to 20% per annum.

          18. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

                                      -9-
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  June 11, 1998

                                    RICH COAST, INC.


                              By:   /s/ James P. Fagan
                                   ------------------------------
                                    Name:
                                    Title:

                                      -10-
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                                   EXHIBIT A


                             NOTICE OF CONVERSION
                             --------------------


                  (To be Executed by the Registered Holder in
                       order to Convert the Debentures)

     The Holder hereby irrevocably elects, as of ______________, 1998 to convert $________ of Debentures of Rich Coast, Inc. (the "Company") into shares of Common Stock of the Company according to the conditions set forth in the Subscription Agreement dated ______________, 1998.



Date of Conversion:                          _________________________________

Applicable Conversion Price:                 _________________________________

Number of shares of Common Stock:            _________________________________


                                             _________________________________
                                                        Signature


                                             _________________________________
                                                        Print Name


Address for delivery of the Common Stock     _________________________________

                                             _________________________________

                                             _________________________________

Phone                                        _________________________________

Fax                                          _________________________________

Please call me if you need to confirm this facsimile Notice.

Tax I.D. No.:                                _________________________________